EXHIBIT 10.27

                                        Confidential    treatment    has    been
                                        requested for portions of this document, deleted portions are blacked out.
                                                    Represented by
                                                        [***]

                                    AGREEMENT



                                 by and between


                         FUEL CELL ENERGY, INC. ("FCE")


                     (Formerly Energy Research Corporation)



                                       and



                         MTU MOTOREN-UND TURBINEN-UNION

                          FRIEDRCHSHAFEN GmbH ("MTU")


                 (Successor to Messerschmitt-Bolkow-Blohm GmbH)





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This  Agreement  is made and  entered  into  this 15 th day of Dec.,  1999  (the
Effective Date) by and between FCE and MTU.

                                     WHEREAS

FCE and MTU presently are parties to the Balance of Plant Cross-License of July 16,1998 (the BOP CROSS-LICENSE), and the License Agreement of September 29, 1989 (the PREVIOUS LICENSE) which is superseded by this Agreement (the "CELL LICENSE").

FCE has developed Carbonate Fuel Cell technologies known as the "Direct Fuel Cell (TM)" (DFC(TM)) including fuel cell stacks, components thereto, and manufacturing methods, processes and procedures thereto.

FCE intends to continue development of the DFC(TM) Know How (as defined below) and provide the results to MTU in accordance with Article V below.

FCE  has  established  a  fuel  cell   manufacturing   facility  in  Torrington,
Connecticut, USA which is capable of providing reasonable DFC(TM) cell and stack production requirements for both FCE and MTU.

FCE and MTU retain the right to independently pursue the development of Carbonate Fuel Cell technologies as each Party sees fit at its sole discretion. Notwithstanding this right, FCE and MTU shall endeavor to develop the best Carbonate Fuel Cell technology with as much global product commonality as is reasonable.

MTU plans to develop the [***] CELL (as defined below) and may provide the [***] CELL Know How to FCE in a license to be negotiated.

MTU's sales or licenses of carbonate fuel cell power plants using the [***] CELL are subject to and not exempt from the royalties owed to FCE under this Cell License Agreement so long as the [***] CELL uses DFC(TM) Know How. [***] CELL Know How developed by MTU is not subject to the Cell License Agreement even if one or more [***] CELL elements are developed in parallel by FCE.

MTU has, under the Previous License, developed Existing Carbonate Fuel Cell improvements (EXISTING IMPROVEMENTS) as defined below, which have or may be used by FCE hereunder.

FCE and MTU agree to work in the spirit of a fair partnership between equals and each Party acknowledges the intellectual property contributions and rights of the other Party.

FCE warrants, represents and agrees that it has the capacity and authority to grant the licenses hereunder and to be bound by the terms of this CELL LICENSE.

MTU warrants, represents and agrees that it has the capacity and authority to grant the licenses hereunder and to be bound by the terms of this CELL LICENSE.

The substance of those terms of the Previous License which were intended to survive the termination of the Previous License have been incorporated herein.

                                    THEREFORE

In consideration of the mutual covenants contained herein, FCE and MTU agree as follows:

Article I - Definitions

1. The term "DIRECT FUELCELL(TM) (DFC(TM))" means a molten carbonate electrochemical device, in cell or stack form, for use in converting
     hydrocarbon  or  any  other   appropriate  fuel  or  fuel  mixtures  by  an
     electrochemical reaction into electricity; said device representing the current state of the art achieved by FCE at the signing date of this Agreement and presently being characterized by, but not limited to, the following:

     o    bipolar plate with integral wet seal area

     o    corrugated steel anode and cathode collectors

     o porous nickel oxide cathode, manufactured by dry-doctoring of nickel powder

     o porous nickel-aluminum anode, manufactured by organic solvent tape casting

     o    reaction bonded matrix, manufactured by organic solvent tape casting

     o extruded reforming catalyst integrated into the corrugated anode current collector

     o    reforming units for the indirect internal reforming of fuel

     The term DFC(TM) includes individual components and materials and all such components and materials collectively when used in fuel cell stacks.

2.   [***]

3. The term "RATING" means the minimum rating of the electrical output of the DFC(TM) in kilowatts at an average voltage of 0.70 volts per cell as determined after a 100 hour uninterrupted acceptance test.


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4.   a. The term  "DFC(TM)  KNOW-HOW"  means  any and all  information  (whether patented,  patentable or not) of FCE in respect of DFC(TM)  including,  but
     not  by  way  of  limitation,   laboratory  and   manufacturing   data  and
     developments,    engineering   and   processing   information,    drawings,
     descriptions and specifications, which presently and/or during the life of this CELL LICENSE are or may be useful in the design, development, manufacture and/or use of DFC(TM) and are known to and/or possessed and/or acquired by FCE during the life of this CELL LICENSE, subject to any obligations on the part of FCE to maintain information of (either developed by or for) third parties confidential and excluding information of third parties obtained under other agreements.

     4.b. The term [***] CELL KNOW-HOW" means any and all information (whether patented, patentable or not) of MTU in respect of [***] CELL including, but not by way of limitation, laboratory and manufacturing data and developments, engineering and processing information, drawings, descriptions and specifications, which presently and/or during the life of this CELL LICENSE are or may be useful in the design, development, manufacture and/or use of the [***] CELL and are known to and/or possessed and/or acquired by MTU during the life of this CELL LICENSE, subject to any obligations on the part of MTU to maintain information of (either developed by or for) third parties confidential and excluding information of third parties obtained under other agreements.

5.   The term"PATENT RIGHTS" means severally and collectively:

     a. Any and all patents presently owned and patent applications owned and filed presently and/or during the life of this CELL LICENSE by FCE or MTU in any country of the Exclusive Territory describing and claiming DFC(TM)

     b. Any and all patents to issue on or result from the patent applications included in Section 5.a. above; and

     c. Any and all reissues and extensions of any and all of the above patents.

6. The term "EXISTING IMPROVEMENTS" means any and all information (whether patented, patentable or not) of MTU and/or its Affiliates, in respect of DFC(TM) products including, but not by way of limitation, laboratory and manufacturing data and developments, engineering and processing information, drawings, descriptions, and specifications, which are or may be useful in the design, development and/or manufacture of DFC(TM) known to and/or possessed and/or acquired by MTU during the life of the Previous License Agreement, subject to any obligations on the part of MTU to maintain information of third parties confidential, including but not limited to:

     o    Water based slurry systems,

     o    Double layer cathode,

     o High Velocity Oxygen Flame (HVOF) aluminizing of wet seals, o Multi-layer protection for Anode Current Collectors, and

     o    Thermal   treatment  of  Cathode   Current   Collectors  for  improved
          conductivity.

7. The term "EXCLUSIVE TERRITORY" shall mean: (i) the countries of Western Europe, Eastern Europe and the Middle East as set forth in Parts A, B and C, respectively, of Schedule 1 which is attached hereto and made part hereof.

8. The term "EXCLUSIVE" shall mean that the granting party shall have no further right to grant to third parties the same or any other licenses in respect of such Patents and/or Know-How and itself retains no such licenses or other rights in respect of same, in the field of use and geographic area covered by, and for the term of, the grant, unless such licenses or rights are specifically retained herein, as provided in
Article II Section 6 below.

9. The term"NON-EXCLUSIVE TERRITORY" shall mean the countries of South America and Africa.

10. The term "NON-EXCLUSIVE" shall mean, when used in connection with a specific grant of a license under Patents and/or Know-How hereunder, that the granting party may grant the same or any other licenses to third parties in respect of such Patents and/or Know-how, and itself retains for itself as provided in Article II Section 6 below such licenses and other rights in respect of same, in the field of use and geographic area covered by, and for the term of, the grant.

11. The term "AFFILIATE" shall mean any entity in which FCE or MTU respectively own at least 30% of the equity or any entity which is owned by or under common ownership with FCE or MTU respectively.

12. The term "CONSORTIUM or CONSORTIA" shall mean an agreement between MTU (including Affiliates as the case may be) and one or more non-MTU affiliates for exploiting the development, manufacture, use and sale of the DFC(TM) Know How.

13. The term "COMPETITOR" shall mean a business rival of FCE or MTU which is selling or planning to sell fuel cell power plants to FCE's or MTU's intended carbonate fuel cell power plant customers.

Article II  - Licenses

1. FCE hereby grants to MTU an Exclusive license, with the right to sublicense as provided in Article II Section 7 (the DFC(TM) License) to sell, develop, make or have made, use and/or practice FCE's DFC(TM) Patent Rights and DFC(TM) Know How in the Exclusive Territory. FCE also hereby grants to MTU a Non-Exclusive license, to sell, develop, make or have made, use and/or practice FCE's DFC(TM) Patent Rights and DFC(TM) Know how in the Non-Exclusive Territory.

2. MTU hereby agrees to negotiate in good faith the grant of [***] CELL KNOW HOW licenses for territories to be defined and for royalty payments discussed under Article IV, once the [***] CELL KNOW HOW is substantiated and ready for commercialization.

3. MTU hereby grants to FCE an Exclusive royalty-free license, with the right to sublicense as provided in Article II Section 8 (the Existing Improvements License), to sell, use, make or have made, use and/or practice the Existing Improvements anywhere except the MTU exclusive territory.

4. MTU may convert the DFC(TM) License to a Non-Exclusive DFC(TM) License at its sole option at the end of each succeeding calendar year from the effective date of this CELL LICENSE, upon thirty (30) days prior notice to FCE. In such case, royalties shall be revised in accordance with Article V below. MTU shall continue to have access to the DFC(TM) Patents and Know-how if the license becomes non-exclusive, however MTU's right to sub-license shall terminate per Article II Section 7 below.

5. This DFC(TM) license is subject to existing and future commitments by FCE to the United States Government and the Electric Power Research Institute, and is subject to the applicable export controls of the United States Government in effect at the time of exercise of the license by MTU.

6. FCE retains a Non-Exclusive right to make, have made, use, develop and/or sell and have sold DFC(TM) products under the Patent Rights and/or Know-how in South America and Africa alone or jointly with third parties (including, without limitation, joint ventures, partnerships and any other contractual arrangements).

7. MTU sub-licenses of FCE's DFC(TM) Patent Rights and Know How may only be granted upon prior written approval by FCE (except to MTU's Affiliates). Approval of MTU sub-licenses granted to Consortia members who are not members of the existing Consortium comprising the companies Ruhrgas, RWE Energie, Elkraft and Haldor Topsoe, may be withheld by FCE in the event that the Consortia member is a Competitor of FCE, which shall be determined in FCE's sole and exclusive discretion. In the event the license granted in
     Article II Section 1 becomes Non-Exclusive (i) any and all sub-licenses granted by MTU shall become Non-Exclusive; and (ii) MTU's right to grant further sub-licenses shall terminate.

8. FCE sub-licenses of MTU's Existing Improvements do not require prior written approval by MTU except if this sub-license is planned with an MTU Competitor which shall be determined in MTU's sole and exclusive discretion.

9. MTU agrees to use its best efforts and to diligently promote the marketing of DFC(TM) Products in their territory.

10. MTU hereto contemplates establishing marketing, distribution and service agreements with third parties in their Exclusive territory. It is understood that each such agreement shall require notification of the other Party only, notwithstanding Article II Section 7 above.

Article III - DFC(TM) Selling

1. It is understood by the Parties that the DFC(TM) License is based on and includes the selling of DFC(TM) stacks and components by FCE to MTU.

2. FCE agrees to sell MTU DFC components and stacks. The price to be charged to MTU by FCE shall be equal to FCE's direct and indirect costs determined in accordance with the Federal Acquisition Regulation Part 31 plus a [***] ([***] %) fee. At the beginning of each fiscal year FCE will establish Overhead and G&A rates as part of its budgeting process. MTU will agree in advance as to the volume and timing of production which has been included for their orders in the FCE budget . The budgeted rates will then be "fixed" for purposes of all billing to MTU for DFC components and stacks purchased during that fiscal year. FCE will be at risk for any deviation from these fixed rates. If MTU modifies the volume and/or the schedule for their work then MTU shall bear the changes in Manufacturing Overhead and G&A rates resulting from these modifications

Article IV - Payments

1.   The license fee set forth in the Previous License Agreement is cancelled.

2. MTU shall pay FCE a royalty of [***] dollars ($[***]) for the Exclusive DFC(TM) License for each kilowatt of Rating upon shipment of any power plant in the Exclusive Territory which utilizes the licensed DFC(TM) products made by or for MTU, used by, sold by or for MTU or leased by MTU and/or any sub-licensee to MTU. In the event MTU exercises its right to convert the DFC(TM) license in the Exclusive Territory to a Non-Exclusive License and for all shipments into the Non-Exclusive Territory, the above royalty  shall be reduced to [***]  ($[***]).  Escalation  shall be applied  per
Article IV Section 4 below.

3.   MTU shall pay a minimum annual royalty based on the following:

     a. for the Exclusive DFC(TM) License the greater of $[***], or the [***] per kilowatt ($[***]) royalty rate per Article IV Section 2 above with escalation calculated per Article IV Section 4 below times [***] of the total kilowatts of United States, Canada and Mexico shipments of DFC(TM) products, or

     b. for the Non-Exclusive DFC(TM) License the greater of $ [***], or the [***] per kilowatt ($[***]) royalty rate per Article IV Section 2 above with escalation calculated per Article IV Section 4 below times [***] of the total kilowatts of United States, Canada and Mexico shipments of DFC(TM) products, and

     c. This minimum royalty shall be offset as a credit against actual future royalties owed by MTU to FCE per Article IV Section 2 above.

4. The royalty payment rates set forth in Article IV Section 2 and 3 above, shall be adjusted by the increase in the United States Consumer Price Index
     (CPI) from September, 1999 to the date of each sale, based on the ratio of the CPI as of September, 1999 compared to the CPI at the month of the sale. This adjustment shall be subject to a limit of increase per year of 7%.

5. All payment required under this Article IV shall be made within thirty (30) days of the close of the calendar quarter of each year of this CELL LICENSE Agreement.

6. The Parties agree to negotiate in good faith the terms of a [***] CELL license based on the proportion of [***] CELL Know How and DFC(TM) Know How and related benefits.

Article V - DFC(TM) KNOW HOW

1. FCE shall provide MTU all information embodying DFC(TM) Know How during the life of this CELL LICENSE upon a time schedule and in accordance with MTU's requirements as mutually agreed by the Parties.

2. MTU agrees to control and treat as secret and proprietary any DFC(TM) Know How received from FCE. MTU shall develop and implement such procedures as may be required to prevent the intentional or negligent disclosure to third parties of any DFC(TM) Know How communicated by FCE. The following shall not be considered or treated as secret and proprietary under this provision:

     2.1 any DFC(TM) Know How that has been or become published or generally known to the trade of others without breach or fault of MTU,

     2.2 any DFC(TM) Know How received prior to the disclosure of FCE legally by MTU from any third party who, to the best of MTU's knowledge, after reasonable inquiry, did not obtain same by breach of any obligation owed to FCE, and who imposes no obligation of secrecy on MTU with respect to such any DFC(TM) Know How.

3. Any rights of FCE related to its DFC(TM) Know How remain with FCE regardless of any contributions of MTU related to the DFC(TM) Know How.

Article VI - Existing Improvements

1. MTU has provided the Existing Improvements to FCE as of the date of this Agreement, in accordance with the terms of the Previous License.

2. The term "Existing Improvements" shall not be deemed to include technology independently owned, developed, purchased or licensed by any MTU Consortium member or Affiliate, unless such technology is developed and intended for use by any such member or Affiliate as Improvements to the manufacture, sale or use of DFC(TM) products licensed hereunder. In the event FCE desires to use such technology which was not developed and intended for use as an Improvement, FCE must separately license such technology from its owner.

Article VII - Records, Reports and Notices

MTU shall keep separate records of sales and use of any DFC(TM) products and shall report to FCE on a quarterly basis. Such records shall include records of sub-licensees as applicable.

Notices under this CELL LICENSE shall go to the respective signers of this CELL LICENSE Agreement or their successors.

Article VIII - Term, Termination

1. The DFC(TM) Licenses in Article II, Section 1 shall terminate at the end of 5 (five) years from the effective date of this CELL LICENSE Agreement (the "Initial Term"). MTU shall have the right to extend the Initial Term of the DFC(TM) Licenses for an additional 5 (five) year period by giving FCE advance written notice of extension not less than 180 (one hundred eighty) days prior to expiration of the Initial Term of this CELL LICENSE Agreement. Any extension after a term of 10 years needs mutual consent of the Parties related to terms and conditions. The Parties endeavor to reach such consent 9 months prior to expiration of the CELL LICENSE Agreement.

2. Upon termination of this CELL LICENSE Agreement MTU shall continue to enjoy in perpetuity FCE's DFC(TM) Licensed Know How as set forth in Article II hereof with respect to patent rights owned by FCE as of the date of termination and with respect to know how required to be provided to MTU to the date of termination, provided that such licenses and rights shall automatically be converted from Exclusive to Non-Exclusive rights and licenses and provided that MTU shall pay a royalty at the full exclusive rate specified in Article IV Section 2 ($[***] /kW Rating) plus escalation as specified in Article IV Section 4, but without any minimum annual royalty requirement.

3. Upon termination hereunder, all DFC(TM) Licensed Know How shall be held in confidence by MTU for 15 (fifteen) years after the date of termination, unless exempt by Article V, Section 2.1 and/or 2.2.

4. In case one Party fails to perform any of its obligations hereunder, including without limitation, the failure to pay the royalties defined in
     Article IV, the other Party claiming default may notify the first Party in writing of such default.

     4.1 In the case of a material or a non-material default, the Party claiming default shall have the right to treat this CELL LICENSE Agreement as in full force and effect and to take proper steps to enforce compliance.

     4.2 In the case of a material default, the Party claiming default shall have the further option to terminate this CELL LICENSE.

     4.3 In either event the Party claiming default shall also have the right to recover any sums payable hereunder and any damages for breach hereof.

     4.4 In case the Party claiming default so elects to terminate this CELL LICENSE Agreement, it shall first send to the other Party written notice of its intention, together with a statement as to the grounds upon which the intended action is based. If within a period of ninety
          (90) days after such notice the other Party shall have met the objections presented and shall have complied with the provisions of this CELL LICENSE Agreement, then the notice shall become null and void and of no effect and the other Party shall not be obliged to pay any damages; otherwise, the notice shall remain effective and this CELL LICENSE Agreement shall cease and terminate at the expiration of such period.

5. In the event either Party is adjudicated a bankrupt and can no longer fulfill its obligations under this CELL LICENSE Agreement, the non-bankrupt party shall have a right to terminate this CELL LICENSE Agreement upon giving the bankrupt party fifteen (15) days advance written notice of such termination.

6. In case of a [***] CELL License grant under Article II Section 2 the rules set forth under Article VIII Section 1 to 5 above will apply accordingly.

7. Upon natural expiration of this CELL LICENSE at the end of the Initial Term or any extended term under Article VIII Section 1, so long as FCE continues to utilize MTU Existing Improvements provided pursuant to Article VI hereto, MTU shall provide FCE with a comprehensive list of the Improvements of MTU's employees giving rise to the obligation on the part of MTU to pay employee royalties under German law. FCE shall promptly pay quarterly to MTU sixty-five Cents ($0.65) per kilowatt Rating plus escalation as specified in Article IV Section 4, for each DFC(TM) Product made using one or more Improvements of MTU's employees and made by or for, used by, sold by or for or leased by FCE, its permitted sublicensees under this or its other permitted third parties under this (the "Employee Royalty Reimbursement Payment") for all periods from and after such expiration.

Article IX - Arbitration, Governing Law

1. Should any dispute, controversy or claim arise between FCE and MTU in connection with, relating to or rising out of this CELL LICENSE Agreement, efforts to resolve such an issue shall be made by the respective Parties. If a resolution is not achieved, either Party may refer the issue to the executive officers of FCE and MTU, who shall endeavor to reach a mutually acceptable resolution.

2. In the event an acceptable resolution is not reached within thirty (30) days of the request to the officers made per Article IX Section 1, the Parties shall submit the dispute to nonbinding mediation with a certified mediator to be mutually agreed upon by the Parties. Each Party shall bear its own expenses (including attorneys' fees) for such mediation proceeding.

3. In the event an acceptable resolution is not reached within thirty (30) days of the initiation of mediation proceedings per Article IX Section 2, then the issue shall be submitted to arbitration before the American
     Arbitration Association in accordance with the Rules of the American Arbitration Association then in effect. The arbitration shall take place in the


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     County and State of New York,  U.S.A. and the substantive law applicable to the arbitration shall be that of the State of New York, U.S.A. The arbitration award shall be final and binding upon the parties. Such award may be confirmed in any court having jurisdiction and reduced to final judgment.

Article X - Infringements

1. In the event of an infringement by a third party against any claim of any DFC(TM) patent licensed hereunder, or in the event of a claim of infringement against either Party for use of any such patent, the Parties shall each have the right to undertake appropriate legal action or defense in their own name, or if so required by law, in the name of the patent owner. The Party to such action shall have the full cooperation and support of the other Party, including for example, access to records and employee testimony as needed and shall provide full communication of the status of such action.

2. Each Party hereunder shall be responsible for its own legal and other costs in case of an infringement suit brought by a Party hereunder.

3. The Party owning the Patent against which a claim of infringement is brought shall always be responsible for legal costs of defending against a claim of infringement (i.e. FCE shall be responsible for the cost of defending an infringement suit against MTU regarding MTU's use of an FCE-owned European patent, and MTU shall be responsible for the cost of defending an infringement suit against FCE regarding FCE's use of an MTU-owned U.S. patent).

4. In the event of an award of damages resulting from any infringement suit brought by FCE or MTU, the Parties shall mutually agree on division of such award.

5. Neither Party may consent to settlement of any infringement claim against itself if such settlement would result in elimination or decrease of any patent rights owned by the other party without the consent of the other Party.

6. In the event a patent infringement suit results in a final judicial decision or settlement resulting in damages charged against either Party for use of the other Party's patents, the Patent owner shall be obligated to share in such damages at 50% of the total damage award up to a maximum of $250,000 in total.

7. The provisions of this Article X shall survive the termination of this CELL LICENSE Agreement for fifteen years or until expiration of the last surviving patent licensed hereunder, whichever is later.

Article XI - Filing Of Patent Applications

1. FCE, acting in its sole discretion, may cause to be filed or may have filed in FCE's name patent applications in countries of the Exclusive Territory, either individually, or under the European Patent Convention, counterpart to U.S. patent applications filed by FCE during the term of this Agreement and included in the Patent Rights; provided, however, that such counterparts shall at least be filed nationally or under the European Patent Convention to cover Germany.

2. In each year of this Agreement, MTU shall pay the cost of maintenance fees for maintaining the Patent Rights ("Maintenance Costs") up to and including the first Ten Thousand United States Dollars ($10,000.00) FCE shall pay the cost of all prosecution fees and expenses (including, without limitation, costs for attorneys fees, filing fees, prosecution expenses, issuance fees and any other fees and expenses) for seeking and obtaining the Patent Rights and making the filings  contemplated under this
     Article XI ("Prosecution Costs") up to and including the first Twenty Five Thousand United States Dollars ($25,000.00). All Maintenance Costs which exceed Ten Thousand United States Dollars ($10,000.00) and all Prosecution Costs which exceed Twenty Five Thousand United States Dollars ($25,000.00) in any year of this Agreement shall be shared equally by FCE and MTU.


Article XII - Other Agreements, Successors and Assigns

1. MTU acknowledges that FCE shall have the exclusive right to: (i) seek and undertake contracts related to DFC(TM) Products and Know How with the U.S. Government, U.S. industry and other entities in the U.S.; and (ii) seek and undertake contracts for developmental or demonstration power plants utilizing DFC(TM) Products and Know How in the U.S. MTU and its Affiliates and/or Consortia members, only those who have had access to DFC(TM) Know-how shall not compete directly or indirectly with FCE for the contracts identified in the previous sentence and/or in the manufacture and/or sale of DFC(TM) Products and Know How in the United States, Canada or Mexico.

2. FCE acknowledges that provided the licenses granted to MTU hereunder do not become Non-Exclusive, MTU shall have the exclusive right to: (i) seek and undertake contracts related to DFC(TM) Products and Know How or related funding with the German Government, the European Union or any commercial, industrial, utility and governmental entities in Europe, provided such contracts and funding are for activities to be conducted in Europe; and
     (ii) seek and undertake contracts for developmental or demonstration power plants contracts related to DFC(TM) Products and Know How in Europe.

3. This Agreement is to extend to and be binding upon the permitted successors and assigns of FCE and MTU.

4. Neither Party shall have the right to assign or otherwise transfer this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party. Notwithstanding anything herein to the contrary, either Party shall have the right to assign this Agreement and its rights and obligations hereunder to an Affiliate to said Party, provided, however, that, prior to any such assignment, (i) said Affiliate delivers to the other Party a counterpart of this Agreement executed by said Affiliate including a statement that the Affiliate agrees to be bound by and perform the obligations of the assigning Party and (ii) the assigning Party delivers to the other Party a written agreement providing that the assigning Party shall remain primarily liable for the performance of the assignee's obligations under this Agreement and a guarantee of such Affiliate's performance satisfactory in all respects to the other Party. The provisions of this Section 4 shall continue after natural expiration or termination of this Agreement with respect to all rights and obligations which continue after or survive such expiration or termination.

Article XIII - Substitution of Provisions, Order of Precedence, Survival of Provisions

1. If any provision of this CELL LICENSE Agreement should be or become fully or partly invalid or unenforceable for any reason whatsoever or should violate any applicable law, this CELL LICENSE Agreement is to be considered divisible as to such provision and such provision is to be deemed deleted from this CELL LICENSE Agreement, and the remainder of this CELL LICENSE Agreement shall be valid and binding as if such provision were not included herein. There shall be substituted for any such provision deemed to be deleted a suitable provision which, as far as is legally possible, comes nearest to what the parties desired or would have desired according to the sense and purpose of this CELL LICENSE Agreement, had they considered the point when concluding this CELL LICENSE Agreement.

2. In the event of any conflict between the provisions of this CELL LICENSE and the Previous License the provisions of this CELL LICENSE shall prevail over the Previous License.

3.   The provisions listed below shall survive termination of this CELL LICENSE:
     Export Control provisions set forth in Article II Section 4; Confidentiality provisions set forth in Article V Section 2 and Article VIII Section 3; Continuing license rights set forth in Article VIII Section 2; Royalty obligations set forth in Article VIII Section 7; Article X, Infringements in its entirety; and Article XII, Other Agreements, Successors and Assigns, in its entirety.

Article XIV - No Requirement for Specific Research

It is acknowledged by both Parties hereto that nothing in this CELL LICENSE Agreement requires or shall be construed as requiring either Party to conduct any specific research or development for the other Party.

Article XV - Publicity Releases and Disclosure of Agreement

1. Neither Party hereto shall issue or release to any third party information in any way related to the execution, performance or terms and conditions of this Agreement (except as specifically allowed and/or contemplated hereunder) without the prior written consent of the other party, which consent shall not be unreasonably withheld, except for disclosures which are required to be made by applicable laws or rules and regulations.

2. If as part of a grant application or other process to receive funding from a government or governmental agency including the European Union and any of its agencies (a "Governmental Authority"), it is necessary for either Party or its sublicensees to disclose the other Party's Know-how, then the Party desiring to make such disclosure will submit to the other Party the required disclosure prior to such party incurring the obligation to disclose the same to the respective Governmental Authority. If either Party believes that such a disclosure will de detrimental to its interest, then such information may only be disclosed if such Governmental Authority agrees to keep such information confidential substantially in accordance with the confidentiality provisions contained in Article V Section 2.

Article XVI - Entire Agreement, Modifications

This CELL LICENSE Agreement constitutes the entire agreement between the Parties hereto with respect to the DFC(TM) License hereof and merges any and all prior agreements, understandings and representations. No modification of this CELL LICENSE Agreement shall be valid unless in writing and signed by each of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this CELL LICENSE Agreement to be executed in a manner binding upon them by their duly authorized officers as of the date shown below.

FUEL CELL ENERGY, INC.

By:       /S/ Jerry D. Leitman
          --------------------

Name: Jerry D. Leitman

Title:   President and Chief Executive Officer

Date:        Dec 15, 1999


MTU MOTOREN-UND TURBINEN-UNION FRIEDRICHSHAFEN GmbH

By:      /S/ M. A. Bode                             /S/ P. Kraus
         -----------------------                    -------------

Name:           Bode                                     Kraus

Title:

Date:        Dec 15, 1999                              Dec 15, 1999

                  Exhibit I of FCE / MTU CELL LICENSE Agreement


Part A  Western Europe                  Part B  Eastern Europe

        Andorra                                 Albania
        Austria                                 Bulgaria
        Belgium                                 Czech Republic
        Cyprus                                  Slovakia
        Denmark                                 Hungary
        Federal Republic of Germany             Poland
        Finland                                 Romania
        France                                  All states of the former USSR
        Great Britain and                       including, but not limited to
        Northern Ireland                        CIS (Commonwealth of Independent
        Greece                                  States)
        Greenland                               Yugoslavia
        Ireland                                 Slovenia
        Iceland                                 Croatia
        Italy
        Liechtenstein
        Luxembourg
        Malta
        Monaco
        Netherlands
        Norway
        Portugal
        San Marino
        Spain
        Sweden
        Switzerland
        The Vatican State




Part C  Middle East

        Bahrain                                 Syria
        Iran                                    Turkey
        Iraq                                    United Arab Emirates (UAE)
        Israel                                  Yemen, Arab. Rep.
        Jordan                                  Yemen, Peoples Rep.
        Kuwait
        Lebanon
        Oman
        Qatar
        Saudi-Arabia

                                TABLE OF CONTENTS


       WHEREAS

       Article I       -       Definitions

       Article II      -       Licenses

       Article III     -       DFC(TM) Selling

       Article IV      -       Payments

       Article V       -       DFC(TM) KNOW HOW

       Article VI      -       Existing Improvements

       Article VII     -       Records, Reports and Notices

       Article VIII    -       Term, Termination

       Article IX      -       Arbitration, Governing Law

       Article X       -       Infringements

       Article XI      -       Filing Of Patent Applications

       Article XII     -       Other Agreements, Successors and Assigns

       Article XIII    -       Substitution of Provisions, Order of Precedence,
                               Survival of Provisions

       Article XIV     -       No Requirement for Specific Research

       Article XV      -       Publicity Releases and Disclosure of Agreement

       Article XVI     -       Entire Agreement, Modifications

       Exhibit I of FCE / MTU CELL LICENSE Agreement